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                                                                     EXHIBIT 8.1


                                January 29, 1998



SLM Funding Corporation
777 Twin Creek Drive
Killeen, Texas  76543


                      SLM Funding Corporation Registration
                            Statement No. 333-44465
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Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by SLM Funding Corporation, a Delaware corporation (the "Seller"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an amount of Floating Rate Student Loan-Backed Notes (the "Notes") and Floating Rate Student Loan-Backed Certificates (the "Certificates") not to exceed $12,500,000,000, you have requested our opinion regarding certain descriptions of Federal income tax consequences contained in the form of prospectus (the "Prospectus") included in the Registration Statement and the form of Prospectus Supplement with respect to the SLM Student Loan Trusts, to be formed from time to time (each, a "Trust"), included in the Registration Statement (the "Prospectus Supplement").

     Our opinion is based on an examination of the Prospectus, the Prospectus Supplement, the form of the Indenture between each Trust and Bankers Trust Company, a New York banking corporation ("Bankers Trust"), the form of the Trust Agreement between the Seller and the Chase Manhattan Bank USA, National Association ("Chase"), the form of the Master Administration Agreement between the Seller and the Student Loan Marketing Association ("Sallie Mae"), the form of the supplement to the Master Administration Agreement among Sallie Mae, each Trust, the Seller, Chase, Sallie Mae Servicing Corporation and Bankers Trust,
the Sale Agreement Master Securitization Terms Number 1000 and the
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SLM Funding Corporation                 @                       January 29, 1998

form of Sale Agreement among the Seller, Chase and each Trust, the Purchase Agreement Master Securitization Terms Number 1000 and the form of Purchase Agreement among the Seller, Chase and Sallie Mae, and such other documents, instruments and information as we have considered necessary, and assumes that all representations contained therein are correct, that the parties thereto comply with the terms thereof and that such documents and instruments will not be amended. Our opinion is also based upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Service.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such letter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representations of the Seller and others.

     Based on the foregoing, we hereby confirm that the statements in the Prospectus under the headings "Summary Information--Tax Considerations" and "Certain Federal Income Tax Consequences," and in the Prospectus Supplement under the heading "Summary of Terms--Tax Considerations," subject to the qualifications set forth therein, accurately describe the material Federal income tax consequences to holders of offered Certificates and Notes, under existing law and the assumptions stated therein.

     We also note that the Prospectus and the Prospectus Supplement do not relate to a specific transaction and, accordingly, the above-referenced descriptions of Federal income tax consequences may require modification in the context of a subsequent transaction.

     We express no opinion with respect to the matters addressed in this letter other than as set forth above.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the headings "Summary Information--Tax Considerations," "Certain Federal Income Tax Consequences," and "Legal Matters" and in the Prospectus Supplement under the headings "Summary of Terms--Tax Considerations" and "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise
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SLM Funding Corporation                 @                       January 29, 1998


you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                         Very truly yours,


                                         /s/ Shearman & Sterling